UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 23, 2006

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	011-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Effective as of March 23, 2006, Star Gas Partners, L.P., a Delaware limited partnership (referred to herein as the “Partnership” “we” or “us”) entered into a lock-up agreements (the “Agreements”) with certain investors who hold approximately 3.6% of the principal amount of our outstanding 10.25% senior notes due 2013 (the “Senior Notes”). The Agreements are similar to the form of lock-up agreement that the Partnership previously entered into as of December 5, 2005 with the holders of approximately 9% of the principal amount of the Partnership’s senior notes who have agreed to tender into the Partnership’s proposed tender and exchange offer but have retained the option to elect to convert Senior Notes to common units, the terms of which are described in the Partnership’s Form 8-K filed on December 5, 2005.

Item 8.01.	Other Events

On March 23, 2006, the Partnership, issued a press release announcing that the Partnership had received a new competing recapitalization proposal from the Soros Group. A copy of the press release is furnished within this report as Exhibit 99.1.

The information in this press release is being furnished, and is not deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 9.01(d)	Exhibits

99.1	Form of Noteholder Lock-up Agreement with certain noteholders

99.2	Press Release dated March 23, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P. By: Star Gas LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: March 23, 2006